UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2005
Spectrum Sciences & Software Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-50373	90-0182158

(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.

3130 Fairview Park Drive, Suite 400, Falls Church, VA	22042

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (703) 564-2967
Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On April 19, 2005, Spectrum Sciences & Software Holdings Corp. (the “Company”) filed a report on Form 8-K/A (the “8-K/A”) related to the Company’s acquisition of M&M Engineering Limited (“M&M”). The Company has determined that the filing did not contain all of the required historical and pro forma financial information for M&M, and that errors were made in the preparation of the pro forma financial information. In addition, the “Consent of Chartered Accountants” included as Exhibit 23.1 to that report was filed in error, was not signed or delivered by BDO Dunwoody, LLP, and is hereby withdrawn.
      The Company is currently preparing an amended filing to replace the 8-K/A. The amended filing will include all of the required historical financial information and corrected pro forma financial information for M&M. The amended filing will also include an authorized consent from BDO Dunwoody, LLP to the incorporation by reference of their report on the audited financial statements of M&M into certain registration statements of the Company previously filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.
Date: December 23, 2005	By:	/s/ Darryl K. Horne
		Name:	Darryl K. Horne
		Title:	President and Chief Executive Officer